GENERAL INFORMATION

The following unaudited pro forma condensed consolidated financial information sets forth the historical financial information as of and for the six months ended June 30, 2006 and for the year ended December 31, 2005 derived from our historical consolidated and combined financial statements, as adjusted to give effect to:

Pro Forma Adjustment, including Public Offering:

•	pro forma adjustment to give effect to the merger with American Retirement Corporation (the ‘‘ARC Merger’’) and debt refinancing as if this transaction closed January 1, 2005;

•	our July 25, 2006 offering of common stock and other use of proceeds;

Initial Public Offering

•	pro forma adjustment to give effect to the September 30, 2005 step-up in basis of non-controlling ownership (ownership interests not controlled or owned by affiliates of Fortress Investment Group LLC, (‘‘Minority Shareholders’’) due to the exchanges of minority ownership for Company ownership as if the transaction was completed on January 1, 2005;

•	pro forma adjustment to give effect to compensation expense in connection with the grants under the restricted stock plan;

•	Incremental general and administrative expenses related to operating as a public company;

•	our initial public offering, repayment of indebtedness and other use of proceeds;

Significant Acquisitions:

•	pro forma adjustments to give effect to the Fortress CCRC Portfolio, the Prudential Portfolio and the CMCP—Properties, Inc. (‘‘Chambrel’’) Portfolio acquisitions on the pro forma condensed consolidated statements of operations as if these transactions closed on January 1, 2005;

Other Insignificant Acquisitions

•	pro forma adjustments to give effect to completed acquisitions (all acquisitions are considered insignificant, individually and in the aggregate, under Securities and Exchange Commission Rules and Regulations, ‘‘Rule 3-05’’) of the Omega Portfolio, Merrill Gardens Portfolio, two facilities in Orlando, FL, Wellington Portfolio, Liberty Owned Portfolio, Southern Assisted Living Portfolio, AEW Portfolio, Southland Portfolio, AEW—New Jersey Portfolio, the remaining facility of the AEW Portfolio and the Liberty II Portfolio, as if these transactions closed on January 1, 2005;

Other Pro Forma Adjustments:

•	pro forma adjustments to give effect to the refinancing of five facilities and termination of forward interest rate swaps of the five facilities as if these transactions closed on January 1, 2005;

•	pro forma adjustment to give effect to the payment of the dividend declared for the three months ended June 30, 2006 and the Chambrel Portfolio financing as if these transactions closed January 1, 2005;

•	pro forma adjustment to give effect to new and terminated management contracts as if these transactions closed January 1, 2005; and

•	pro forma adjustment to give effect to the credit agreement and subsequent repayment as if this transaction closed January 1, 2005;

•	pro forma adjustment to address the tax effect of all of the transactions described above.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only, and we do not expect that this information will reflect our future results of operations or financial position. The unaudited pro forma adjustments are based on available information and upon assumptions that we believe are reasonable. The unaudited pro forma financial information assumes that the above described transactions were completed as of June 30, 2006, for purposes of the unaudited pro forma condensed consolidated balance sheet data as of January 1, 2005, for purposes of the unaudited pro forma condensed consolidated statements of operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2006
(Unaudited, In thousands)

	Brookdale Senior Living (A)	American Retirement (B)	Pro Forma Adjustments, including Public Offering (C)	Subtotal	Other Insignificant Acquisitions (D)	Other Adjustments (E)	Pro Forma
Assets:
Cash	$30,398	$48,198	$248,027	$326,623	$(22,375)	$(217,737)	$86,511
Cash and investment – restricted	40,054	21,576	1,725	63,355	—	—	63,355
Accounts receivables, net	22,044	28,943	—	50,987	—	—	50,987
Deferred income taxes	—	9,476	(9,476)	—	—	—	—
Other current assets	27,181	16,921	(6,274)	37,828	—	—	37,828
Total current assets	119,677	125,114	234,002	478,793	(22,375)	(217,737)	238,681
Property plant and equipment, net	2,108,759	599,653	791,093	3,499,505	61,875	—	3,561,380
Cash and investments – restricted	9,428	12,355	15,408	37,191	—	(2,530)	34,661
Investments in unconsolidated ventures	13,574	48,233	2,419	64,226	—	—	64,226
Deferred leasehold costs	—	21,353	(21,353)	—	—	—	—
Goodwill	65,646	36,463	219,121	321,230	—	—	321,230
Lease security deposits	20,005	—	—	20,005	—	—	20,005
Deferred taxes – non-current	—	46,141	(46,141)	—	—	—	—
Other assets	44,097	77,095	288,688	409,880	—	855	410,735
Total assets	$2,381,186	$966,407	$1,483,237	$4,830,830	$39,500	$(219,412)	$4,650,918
Liabilities and Stockholders' Equity:
Current portion of debt	$15,875	$25,329	$(9,294)	$31,910	$—	$—	$31,910
Line of credit	195,000	—	—	195,000	—	(195,000)	—
Trade accounts payable	7,206	7,855	159	15,220	—	—	15,220
Refundable entrance fees	32,421	85,109	—	117,530	—	—	117,530
Accrued expenses and other liabilities	124,600	48,126	(1,531)	171,195	—	—	171,195
Deferred entrance fees	11,159	37,201	—	48,360	—	—	48,360
Dividend payable	23,167	—	—	23,167	—	(23,167)	—
Total current liabilities	409,428	203,620	(10,666)	602,382	—	(218,167)	384,215
Long-term debt, less current portion	1,001,777	125,916	156,879	1,284,572	39,500	—	1,324,072
Capital and financing lease obligations	229,431	152,155	(17,754)	363,832	—	—	363,832
Deferred gains	58,508	83,424	(83,424)	58,508	—	—	58,508
Deferred entrance fees	—	127,223	19,377	146,600	—	—	146,600
Deferred tax liability	58,603	—	333,026	391,629	—	—	391,629
Other	62,803	40,862	(22,033)	81,632	—	—	81,632
Total liabilities	1,820,550	733,200	375,405	2,929,155	39,500	(218,167)	2,750,488
Stockholders' equity	560,636	233,207	1,107,832	1,901,675	—	(1,245)	1,900,430
Total liabilities and stockholders' equity	$2,381,186	$966,407	$1,483,237	$4,830,830	$39,500	$(219,412)	$4,650,918

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2005
(Unaudited, in thousands, except per share amounts)

	Historical Brookdale Senior Living (A)	Historical American Retirement (B)	Pro Forma Adjustments, including Public Offering (C)	Subtotal	Initial Public Offering (D)	Significant Acquisitions (E)	Other Insignificant Acquisitions (F)	Other Pro Forma Adjustments (G)	Pro Forma
Revenue:
Resident fees	$786,715	$488,383	$(1,928)	$1,273,170	$—	$41,883	$236,146	$—	$1,551,199
Management fees	3,862	3,528	—	7,390	—	—	—	(2,440)	4,950
Reimbursed expenses	—	3,089	—	3,089	—	—	—	—	3,089
Total revenues	790,577	495,000	(1,928)	1,283,649	—	41,883	236,146	(2,440)	1,559,238
Operating Expenses:
Facility operating	493,887	326,504	—	820,391	—	27,667	155,028	—	1,003,086
General and administrative (including non-cash stock compensation expense)	81,696	30,327	(1,947)	110,076	—	2,618	14,047	14,679	143,277
								1,857
Facility lease expense	189,339	60,936	19,569	269,844	3,557	(10,636)	5,054	—	267,819
Depreciation and amortization	48,818	36,392	116,851	202,061	12,710	22,526	65,188	—	302,485
Amortization of leasehold acquisition costs	—	2,567	(2,567)	—	—	—	—	—	—
Loss on disposal or sale of assets	—	709	—	709	—	—	—	—	709
Reimbursed expenses	—	3,089	—	3,089	—	—	—	—	3,089
Total operating expenses	813,740	460,524	131,906	1,406,170	16,267	42,175	239,317	16,536	1,720,465
Operating income (loss)	(23,163)	34,476	(133,834)	(122,521)	(16,267)	(292)	(3,171)	(18,976)	(161,227)
Interest income	3,788	4,364	462	8,614	—	—	—	—	8,614
Interest expense:
Debt	(37,049)	(9,288)	(10,574)	(56,911)	4,888	(12,618)	(24,895)	3,011	(86,525)
Capital and financing lease obligations	(9,199)	(5,852)	(4,742)	(19,793)	—	—	(16,754)	—	(36,547)
Amortization of deferred financing costs	(1,065)	(675)	(47)	(1,787)	796	(221)	(966)	334	(1,844)
Change in fair value of derivatives	3,992	—		3,992	—	—	—	(4,080)	(88)
Loss on extinguishment of debt	(3,996)	—	—	(3,996)	—	—	—	(172)	(4,168)
Equity in earnings of unconsolidated ventures	(838)	—	—	(838)	—	—	—	—	(838)
Other	—	192	—	192	—	—	—	—	192
Income (loss) before taxes	(67,530)	23,217	(148,735)	(193,048)	(10,583)	(13,131)	(45,786)	(19,883)	(282,431)
Benefit (provision) for income taxes	97	47,530	(47,530)	97	—	—	—	102,693	102,790
Income (loss) before minority interest	(67,433)	70,747	(196,265)	(192,951)	(10,583)	(13,131)	(45,786)	82,810	(179,641)
Minority interest, net	16,575	(1,049)	1,049	16,575	—	—	—	—	16,575
Income (loss) from continuing operations	$(50,858)	$69,698	$(195,216)	$(176,376)	$(10,583)	$(13,131)	$(45,786)	82,810	$(163,066)
Weighted average shares outstanding
Basic									101,029
Diluted									101,029
Loss per share – continuing operations
Basic									$(1.61)
Diluted									$(1.61)

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months ended June 30, 2006
(Unaudited, in thousands, except per share amounts)

	Historical Brookdale Senior Living (A)	Historical American Retirement (B)	Pro Forma Adjustments, including Public Offering (C)	Subtotal	Significant Acquisitions (E)	Other Insignificant Acquisitions (F)	Other Pro Forma Adjustments (G)	Pro Forma
Revenue:
Resident fees	$488,878	$263,013	$(990)	$750,901	$—	$77,316	$—	$828,217
Management fees	1,732	2,169	—	3,901	—	—	(860)	3,041
Reimbursed expenses	—	3,371	—	3,371	—	—	—	3,371
Total revenues	490,610	268,553	(990)	758,173	—	77,316	(860)	834,629
Operating Expenses:
Facility operating	298,226	172,814	—	471,040	—	52,906	—	523,946
General and administrative (including non-cash stock compensation expense)	44,210	23,327	(5,088)	62,449	—	4,112	2,911	69,472
Facility lease expense	92,357	31,850	9,947	134,154	—	2,076	—	136,230
Depreciation and amortization	53,246	19,116	44,074	116,436	—	19,548	—	135,984
Amortization of leasehold acquisition costs	—	1,202	(1,202)	—	—	—	—	—
Loss on disposal or sale of assets	—	393	—	393	—	—	—	393
Reimbursed expenses	—	3,371	—	3,371	—	—	—	3,371
Total operating expenses	488,039	252,073	47,731	787,843	—	78,642	2,911	869,396
Operating income (loss)	2,571	16,480	(48,721)	(29,670)	—	(1,326)	(3,771)	(34,767)
Interest income	1,677	3,649	231	5,557	—	—	—	5,557
Interest expense:
Debt	(30,493)	(5,169)	(4,932)	(40,594)	198	(8,012)	3,961	(44,447)
Capital and financing lease obligations	(8,741)	(2,740)	(2,419)	(13,900)	—	(4,216)	—	(18,116)
Amortization of deferred financing costs	(2,038)	(377)	16	(2,399)	—	(271)	1,574	(1,096)
Change in fair value of derivatives	418	—	—	418	—	—	—	418
Loss on extinguishment of debt	(1,334)	—	—	(1,334)	—	—	(3,734)	(5,068)
Equity in earnings of unconsolidated ventures	(637)	—	—	(637)	—	—	—	(637)
Other	—	(874)	—	(874)	—	—	—	(874)
Income (loss) before taxes	(38,577)	10,969	(55,825)	(83,433)	198	(13,825)	(1,970)	(99,030)
Benefit (provision) for income taxes	(659)	(4,404)	4,404	(659)	—	—	40,008	39,349
Income (loss) before minority interest	(39,236)	6,565	(51,421)	(84,092)	198	(13,825)	38,038	(59,681)
Minority interest, net	(349)	65	(65)	(349)	—	—	—	(349)
Income (loss) from continuing operations	$(39,585)	$6,630	$(51,486)	$(84,441)	$198	$(13,825)	38,038	$(60,030)
Weighted average shares outstanding
Basic	65,007							101,029
Diluted	65,007							101,029
Loss per share – continuing operations
Basic	$(0.61)							$(0.59)
Diluted	$(0.61)							$(0.59)

See accompanying notes.

BROOKDALE SENIOR LIVING INC.

NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

1.	Basis of Presentation

Brookdale Senior Living Inc. (the ‘‘Company’’) was formed as a Delaware corporation on June 28, 2005 to succeed to the businesses of Brookdale Living Communities Inc., Alterra Healthcare Corporation, Fortress CCRC Portfolio and Prudential Portfolio. On September 30, 2005, ownership in the respective entities was contributed to the Company in exchange for common stock of the Company.

The accompanying unaudited pro forma condensed consolidated financial information assumes that the offering, purchase of American Retirement Corporation and other significant and insignificant acquisitions and other transactions described in the General Information section of these pro formas occurred on June 30, 2006 for purposes of the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2005 for purposes of the unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the actual financial position as of June 30, 2006 or what the actual results of operations of the Company would have been assuming the offering and the transactions described in the notes to these pro forma financial statements had been completed as of January 1, 2005, nor are they indicative of the results of operations of future periods.

In management's opinion, all adjustments necessary to reflect the offering and the transactions described herein have been made in accordance with accounting principles generally accepted in the United States of America and Article 3-05 of Regulation S-X.

2.	Adjustments to Pro Forma Condensed Consolidated Balance Sheet

(A)   Historical Financial Statements

Reflects historical consolidated financial position of the Company as of June 30, 2006.

(B)   American Retirement Corporation

Reflects historical consolidated financial position of American Retirement Corporation (‘‘ARC’’) as of June 30, 2006.

(C)   Pro Forma Adjustments

On May 12, 2006, the Company entered into an Agreement and Plan of Merger to acquire and merge ARC into a wholly-owned subsidiary of the Company, with ARC continuing as the surviving corporation as a wholly-owned subsidiary. Pursuant to the ARC Merger Agreement, we acquired all the outstanding stock for $33.00 per share in cash on July 25, 2006. All of the options to purchase ARC common stock, whether vested or unvested, were cancelled and each holder received the excess of $33.00 over the applicable option exercise price. The total purchase price, including transaction costs, was $1,237.0 million. The purchase price allocations as of June 30, 2006 are as follows:

		Pro Forma Adjustments, Including Public Offering
	American Retirement Historical	Public Offering	Purchase Adjustments		Refinancing of Facilities	Net
Assets:
Cash	$48,198	$1,341,039	$(1,236,968)		$143,956	$296,225
Cash and investment – restricted	21,576	—	—		1,725	23,301
Accounts receivables, net	28,943	—	—		—	28,943
Deferred income taxes	9,476	—	(9,476	)(1)	—	—
Other current assets	16,921		(6,540	)(2)	266	10,647
Total current assets	125,114	1,341,039	(1,252,984)		145,947	359,116
Property, plant and equipment, net	599,653	—	791,093	(3),(4)	—	1,390,746
Cash and investments – restricted	12,355	—	—		15,408	27,763
Investments in unconsolidated ventures	48,233	—	2,419	(5)	—	50,652
Deferred leasehold costs	21,353	—	(21,353	)(6)	—	—
Goodwill	36,463	—	216,991	(7)	2,130	255,584
Deferred taxes – non-current	46,141	—	(46,141	)(1)	—	—
Other assets	77,095	—	284,356	(8)	4,332	365,783
Total assets	$966,407	$1,341,039	$(25,619)		$167,817	$2,449,644
Liabilities and Stockholders’ Equity:
Current portion of debt	$25,329	—	$(9,294	)(4)	$—	$16,035
Trade accounts payable	7,855	—	—		159	8,014
Refundable entrance fees	85,109	—	—		—	85,109
Deferred entrance fee income	37,201	—	—		—	37,201
Accrued expenses and other liabilities	48,126	—	(1,531	)(9)	—	46,595
Total current liabilities	203,620	—	(10,825)		159	192,954
Long-term debt, less current portion	125,916	—	(10,779	)(10)	167,658	282,795
Capitalized lease obligations	152,155	—	(17,754	)(4),(11)	—	134,401
Deferred gains	83,424	—	(83,424	)(6)	—	—
Deferred entrance fee income	127,223	—	19,377	(12)	—	146,600
Deferred tax liability	—	—	333,026	(13)	—	333,026
Minority interest and other	40,862	—	(22,033	)(4),(11), (14)	—	18,829
Total liabilities	733,200	—	207,588		167,817	1,108,605
Stockholders’ equity	233,207	1,341,039	(233,207)		—	1,341,039
Total liabilities and stockholders’ equity	$966,407	$1,341,039	$(25,619)		$167,817	2,449,644

(1)	Represents reclassification of deferred tax assets recorded by ARC based on the consolidated tax position of the Company.

(2)	Represents prepaid expenses that will have no future value following completion of the transaction and lease amounts receivable that the Company does not intend to exercise its right to borrow.

(3)	Reflects the purchase adjustment to record property, plant and equipment at fair value. Fair value was determined based on discounted cash flows for owned assets and for the initial term of each operating lease intangible asset. See note (3.c) — Depreciation and amortization expense for the allocated costs and related depreciation and amortization.

(4)	Reflects adjustment to record capitalized asset and lease obligations at fair value. Fair value for the asset was determined based on discounted cash flows. Fair value of the contractual obligation was determined by discounting the future lease obligation at the estimated current market rate for the obligation.

(5)	Reflects the purchase adjustment to record investment in unconsolidated ventures at fair value.

(6)	Reflects the write-off of historical deferred lease acquisition and financing costs and deferred gains.

(7)	Reflects the net adjustment of goodwill resulting from the acquisition.

(8)	Represents the fair value of facility purchase options included in certain lease agreements and value for other contracts. Fair value of the purchase options was determined based on discounting the estimated value of the option at the anticipated date of exercise and value for contracts was based on a multiple of the annual contract value.

(9)	Reflects accrual for estimated additional miscellaneous costs.

(10)	Reflects adjustment for the classification of certain long-term debt.

(11)	Reflects adjustment to record payment obligation to owner under a management contract in accordance with EITF 01-8.

(12)	Reflects adjustment to record deferred entrance fee income at fair value.

(13)	Reflects the adjustment to record a net deferred consolidated tax liability resulting from the aggregate differences between book and tax bases after the proforma adjustments.

(14)	Represents the adjustment to record the write-off of historical deferred leases liability.

Refinancing of Facilities:

Refinancing of certain ARC facilities concurrent with the acquisition of ARC:

	Amount
New debt	$225,000
Retired debt and deposit to cash and investment-restricted	(74,582)
Subtotal gross proceeds	150,418
Deferred financing costs	(4,332)
Loss on extinguishment of debt	(2,130	)(a)
Net cash proceeds	$143,956

(a) Capitalized as a cost of the acquisition as additional goodwill.

Public Offering Adjustments

Following is a summary of adjustments to reflect the net proceeds received from this offering and the use of proceeds:

Gross offering proceeds from the sale of 22,121,518 common shares at $39.50 per share	$873,800
Less sale of 4,399,999 common shares by minority stockholder of the Company	(173,800)
Net proceeds from offering	700,000
Gross proceeds from the sale of 17,600,867 common shares to RIC Coinvestment Fund LP at $36.93 per share	650,000
Gross proceeds from sale of 475,681 common shares to executives of ARC at $38.07 per share	18,109
Less offering costs and underwriters' discount	(27,070)
Net proceeds from public offering and private placement	1,341,039
Purchase of ARC common shares:
(i)Purchase of 37,204,286 ARC common shares at $33.00 per share net of proceeds from vested and unvested options	1,217,346
(ii)Transaction costs	19,622
Total use of proceeds	1,236,968
Net excess cash from offering	$104,071

(D)	Other Insignificant Acquisitions

Subsequent to June 30, 2006 we completed the acquisition of the Liberty II Portfolio on July 27, 2006, (10 facilites with 943 units/beds) and the AEW facility (a skilled nursing facility component of one facility with 120 units/beds) on August 31, 2006.

Balance Sheet:
Cash	$(22,375)
Property, plant and equipment, net	61,875
Total assets	$39,500
Total liabilities – long-term debt	$39,500

(E)	Other Adjustments

On July 17, 2006, the Company paid a dividend of $23,167. For pro forma purposes, we have assumed payment as of June 30, 2006.

Upon completion of the offering, the Company repaid its outstanding line of credit balance of $195,000.

On July 14, 2006, the Company obtained $150,000 of new financing to repay $150,000 of existing financing secured by five facilities. The new financing is payable in monthly installments of interest only until August 2011, and monthly installments of principal only until maturity in August, 2013. In addition, $2,530 of cash and investments — restricted were released upon completion of the refinancing.

Reflects payments of deferred financing costs related to the refinancing of the five facilities of $2,100, net of the write-off of unamortized deferred financing costs of $1,245.

3.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations

(A)   Historical Financial Statements

Reflects the results of operations of the Company for the six months ended June 30, 2006 and for the year ended December 31, 2005.

(B)   American Retirement Corporation

Reflects the American Retirement Corporation historical operations for the six months ended June 30, 2006 and for the year ended December 31, 2005, derived from the historical financial statements presented elsewhere in this current report on Form 8-K or as previously filed on Form 10-K.

(C)   Pro Forma Adjustments

	American Retirement Historical Balances	Pro Forma Adjustments		Total
Year ended December 31, 2005
Revenue:
Resident fees	$488,383	$(1,928	)(1)	$486,455
Management fees	3,528	—		3,528
Reimbursed expenses	3,089	—		3,089
Total revenues	495,000	(1,928)		493,072
Operating Expenses:
Facility operating	326,504	—		326,504
General and administrative	30,327	(1,947	)(2)	28,380
Facility lease expenses	60,936	19,569	(3)	80,505
Depreciation and amortization	36,392	116,851	(4)	153,243
Amortization of leasehold acquisition costs	2,567	(2,567	)(5)	—
Loss on disposal or sale of assets	709	—		709
Reimbursed expenses	3,089	—		3,089
Total operating expenses	460,524	131,906		592,430
Income (loss) from operations	34,476	(133,834)		(99,358)
Interest income	4,364	462	(6)	4,826
Interest expense:
Debt	(9,288)	(10,574	)(7)	(19,862)
Capitalized lease obligations	(5,852)	(4,742	)(7)	(10,594)
Amortization of deferred financing costs	(675)	(47	)(7)	(722)
Other	192	—		192
Income (loss) before taxes	23,217	(148,735)		(125,518)
Provision (benefit) for income taxes	47,530	(47,530	)(8)	—
Income (loss) before minority interest	70,747	(196,265)		(125,518)
Minority interest, net	(1,049)	1,049	(9)	—
Income (loss) from continuing operations	$69,698	$(195,216)		$(125,518)
Six Months Ended June 30, 2006:
Revenue:
Resident fees	$263,013	$(990	)(1)	$262,023
Management fees	2,169	—		2,169
Reimbursed expenses	3,371	—		3,371
Total revenues	268,553	(990)		267,563
Operating Expenses:
Facility operating	172,814	—		172,814
General and administrative	23,327	(5,088	)(2)	18,239
Facility lease expenses	31,850	9,947	(3)	41,797
Depreciation and amortization	19,116	44,074	(4)	63,190

	American Retirement Historical Balances	Pro Forma Adjustments		Total
Amortization of leasehold acquisition costs	1,202	(1,202	)(5)	—
Loss on disposal or sale of assets	393	—		393
Reimbursed expenses	3,371	—		3,371
Total operating expenses	252,073	47,731		299,804
Income (loss) from operations	16,480	(48,721)		(32,241)
Interest income	3,649	231	(6)	3,880
Interest expense
Debt	(5,169)	(4,932	)(7)	(10,101)
Capital lease	(2,740)	(2,419	)(7)	(5,159)
Amortization of deferred financing costs	(377)	16	(7)	(361)
Other	(874)	—		(874)
Income (loss) before taxes	10,969	(55,825)		(44,856)
Provision for income taxes	(4,404)	4,404	(8)	—
Income (loss) before minority interest	6,565	(51,421)		(44,856)
Minority interest, net	65	(65	)(9)	—
Income (loss) from continuing operations	$6,630	$(51,486)		$(44,856)

(1)	Reflects the adjustment to revenue resulting from stating deferred entrance fee income at fair value.

(2)	Reflects the adjustment to eliminate ARC's stock compensation expense and costs related to the ARC merger.

(3)	Reflects the adjustment to record facility lease expense on a straight-line basis net of the elimination of historical deferred gains.

(4)	Reflects the adjustment to record incremental depreciation on the purchase adjustment to record the ARC assets at fair value using the straight line method over our estimated useful lives.

	American Retirement Adjustment(4)	Estimated Life	Year Ended December 31, 2005	Six Months Ended June 30, 2006
Depreciation:
Land	$1.9 million	N/A	$—	$—
Buildings and improvements	431.4 million	40 years	14,064	6,312
Furniture, fixtures and equipment	4.6 million	5 years	(754)	(520)
Lease intangibles(a)	69.5 million	1-5 years	43,017	7,842
Operating lease costs(b)	300.2 million	(b)	29,046	14,524
Other long-term intangibles(c)	158.9 million	(c)	31,478	15,916
			$116,851	$44,074

(a)	Reflects costs allocated to in-place tenant leases of each facility based upon a vacancy component. Costs allocated represent the fair value assigned to the in-place leases at the date of acquisition. We typically do not pay commissions or provide incentives in leasing our units. The individual leases were considered to be at market due to their short-term nature.

(b)	Reflects costs allocated to the facilities we operate under long-term operating leases. Fair value was determined based on discounted future cash flows for the initial term of each lease. Costs are amortized over the term of the lease.

(c)	Reflects costs allocated to other contracts and other intangible assets of the Company included in other assets. These costs are amortized over the estimated useful life.

(5)	Reflects adjustment to eliminate amortization expense related to the write-off of leasehold acquisition costs which have no future value.

(6)	Reflects the adjustment to interest income from restricted cash investments resulting from the refinancing of certain ARC facilities.

(7)	Reflects adjustment to record interest expense related to the capitalized lease obligations at fair value and additional debt as a result of refinancing certain of ARC facilities.

	Amount	Effective Rate		Year Ended December 31, 2005		Six Months Ended June 30, 2006
New debt	$225.0 million	6.03	%(a)	$13,568		$6,784
Retired debt	$57.3 million	(b)		(2,994	)(b)	(1,852	)(b)
				$10,574		$4,932
Capitalized lease obligations				$4,742		$2,419
Amortization of deferred financing costs				$47		$(16)

(a)	Reflects swap rate.

(b)	Actual expense, net of amount capitalized.

(8)	Reversal of historical tax provision (benefit) for ARC. See consolidated tax provision (benefit) adjusted — Note(G) Other Pro Forma Adjustments — Statement of Operations.

(9)	Reflects adjustment to record payment obligation to owner under a management contract in accordance with EITF 01-8.

(D)	Initial Public Offering Adjustments

The following represents adjustments to reflect the effect of proceeds from our initial public offering in November 2005 on our historical operations:

	Year Ended December 31, 2005	Six Months Ended June 30, 2006
Facility lease expense:
Reflects net reduction in actual historical lease expense from our offering related transactions:
Adjustment for redesignation of interest rate swap to hedge floating rate lease payment	$645	$—
Reduction in amortization of deferred gain related to minority interest step-up	2,912	—
	$3,557	$—

Depreciation and amortization expense:

Common stock issued to controlling shareholders and affiliates of Fortress Investment Group (‘‘FIG’’) was recorded based on historical cost. All other common stock issued to Minority Shareholders was recorded at fair value based upon the share price of our initial public offering. Depreciation and amortization expense reflects depreciation and amortization expense on the minority interest fair value adjustment using the straight line method over our estimated useful lives.

	Minority Shareholders Interest Adjustment(4)	Estimated Life	Year Ended December 31, 2005	Six Months Ended June 30, 2006
Depreciation:
Land	$6,440	N/A	$—	$—
Buildings and improvements	60,959	40 years	1,348	—
Furniture, fixtures and equipment	1,687	5 years	287	—
Lease intangibles(1)	6,660	1-2 years	4,421	—
Operating lease costs(2)	100,267	(2)	4,825	—
Alterra Minority Adjustment(3)	—	—	1,829	—
	$176,013		$12,710	$—

(1)	Reflects costs allocated to in-place tenant leases of each facility based upon a vacancy component. Costs allocated represent the fair value assigned to the in-place leases at the date of acquisition. We typically do not pay commissions or provide incentives in leasing our units. The individual leases were considered to be at market due to their short-term nature (one year or less in duration).

(2)	Reflects costs allocated to the facilities we operate under long-term operating leases. Fair value was determined based on discounted future cash flows for the initial term of each lease. Costs are amortized over the term of the lease.

(3)	In June 2005, Fortress purchased 50% of a Minority Shareholder's ownership in Alterra. The purchase adjustment has been reflected in the historical financial statements from the date of purchase. The adjustment represents depreciation expense for periods prior to the purchase based upon building and improvements of $8,075, furniture and equipment of $1,258, lease intangibles of $1,675 and operating leases of $30,055 over the estimated lives described above.

(4)	Reflects the amounts recorded in the Company's historical consolidated balance sheet as of September 30, 2005, related to the value of common stock issued to the Minority Shareholders for their contributed interest. See note 1 to the historical financial statements of Brookdale Senior Living Inc.

Interest Expense:

Reflects a net reduction in interest expense (debt) from our initial public offering-related transactions:

	Amount	Effective Rate	Year Ended December 31, 2005	Six Months Ended June 30, 2006
Retirement of existing debt	$59,822	9.09%	$4,888	$—
Amortization of deferred financing costs			$796	$—

(E)	Significant Acquisition Adjustments

The Fortress CCRC Portfolio, Prudential Portfolio and Chambrel Portfolio acquisitions were completed in April 2005, June/July 2005 and December 2005, respectively. These significant acquisitions and related purchase price allocations of these acquisitions are reflected in the historical balance sheet of the Company as of and for the six months ended June 30, 2006. The pro forma adjustments below reflect the historical operations of the Fortress CCRC Portfolio, Prudential Portfolio and Chambrel Portfolio prior to their acquisition for the year ended December 31, 2005:

	Fortress CCRC Portfolio(4)				Prudential Portfolio(4)				Chambrel Portfolio(4)
	Historical(1)	Pro Forma Adjustments		Net	Historical(1)	Pro Forma Adjustments		Net	Historical(1)	Pro Forma Adjustments		Net	Total
Year ended December 31, 2005
Revenue:
Resident fees/rent	$20,266	$(1,908	)(2)	$18,358	$23,525	$—		$23,525	$11,277	$(11,277)		$—	$41,883
Total revenues	20,266	(1,908)		18,358	23,525	—		23,525	11,277	(11,277)		—	41,883
Operating Expenses:
Facility operating	16,574	(1,986	)(2)	14,588	14,210	(1,150	)(3)	13,060	19	—		19	27,667
Management fees – affiliate	868	—		868	1,690	—		1,690	60	—		60	2,618
Facility lease expenses	—	—		—	500	83		583	—	(11,219	)(6)	(11,219)	(10,636)
Depreciation and amortization	1,990	2,250		4,240	2,396	4,606		7,002	3,698	7,586		11,284	22,526	(8)
Total operating expenses	19,432	264		19,696	18,796	3,539		22,335	3,777	(3,633)		144	42,175
Income (loss) from operations	834	(2,172)		(1,338)	4,729	(3,539)		1,190	7,500	(7,644)		(144)	(292)
Contributions and deferred gifts	71	(71	)(5)	—	—	—		—	—	—		—	—
Interest income	455	(455	)(5)	—	—	—		—	68	(68	)(5)	—	—
Net unrealized and realized gains (losses) on investments	(158)	158	(5)	—	—	—		—	—	—		—	—
Interest expense	(1,013)	(25	)(6)	(1,038)	(2,715)	(1,615	)(6)	(4,330)	(7,202)	(48	)(6)	(7,250)	(12,618	)(6)
Interest expense – affiliate	(675)	675	(5)	—	—	—		—	(1,460)	1,460	(5)	—	—
Gain on sale of real estate	—	—		—	123,678	(123,678	)(5)	—	—	—		—	—
Amortization of deferred financing costs	(72)	(30	)(5)	(102)	—	(119)		(119)	—	—		—	(221	)(8)
Net income (loss)	$(558)	$(1,920)		$(2,478)	$125,692	$(128,951)		$(3,259)	$(1,094)	$(6,300)		$(7,394)	$(13,131)

(1)	Represents the historical operations at all eight Fortress CCRC Portfolio facilities purchased in April and May 2005, eight Prudential Portfolio facilities purchased in June and one facility in July 2005, and the six Chambrel Portfolio facilities previously leased by us and purchased in December 2005 for the period presented.

(2)	Represents the historical property revenue and facility operating expenses for the two Fortress CCRC Portfolio facilities (Heritage Crossings and Heatherwood Village) that were sold in the third quarter of 2005 by the Brookdale Facility Group.

(3)	Represents the non-recurring operating expenses such as incentive bonus payments and professional fees that were incurred in the first and second quarter of 2005 as results of the sale of the facilities:

Year Ended December 31, 2005
As reported	$14,210
Less, non-recurring	(1,150)
Net recurring operating expenses	$13,060

(4)	Revenue and operating expenses for the Fortress CCRC Portfolio, Prudential Portfolio and Chambrel Portfolio facilities subsequent to their purchase are included in the financial statements of the Company. The Chambrel Portfolio was leased by the Company prior to its acquisition.

(5)	Reflects historical operations that would not be consistent for our ownership for the year ended December 31, 2005, including the permanent impairment charge recognized by the prior owner of the Fortress CCRC Portfolio (impairment was recognized based upon FIG's offer to purchase the facilities and the related purchase price); contributions and deferred gifts since we are not a non-profit entity, investment income and net unrealized and realized gains (losses) on investments since we did not purchase the investments and gain on sale of real estate recognized by the prior owner of the Prudential Portfolio related to FIG's purchase of the facilities.

(6)	Reflects interest expense for debt incurred in connection with the acquisition of the facilities, net of historical interest incurred and included in the historical financial statements:

	Amount	Effective Rate		Year Ended December 31, 2005	Six Months Ended June 30, 2006
Fortress CCRC Portfolio	$105.8 million	5.865	%(a)	$(1,038)	$198
Prudential Portfolio	$171.0 million	5.38%		(4,330)	—
Chambrel Portfolio	$130.8 million	5.54%		(7,250)	—
				$(12,618)	$198
Reflects reduction in lease expense for the Chambrel Portfolio previously leased				$(11,219)	—

(a)	Effective rate reflects interest rate under terms of a swap agreement.

		Year Ended December 31, 2005	Six Months Ended June 30, 2006
(7)	General and Administrative Expense: The pro forma statements of operations reflect actual general and administrative expense (management fees) under prior owner. We did not hire any management or any corporate employees from the prior owner. We hired new employees for both the Fortress CCRC Portfolio and Prudential Portfolio subsequent to their purchase. As a result, general and administrative expenses are expected to be reduced significantly for the Fortress CCRC Portfolio and Prudential Portfolio under our ownership and management. Our estimated expenses will primarily consist of additional salaries and wages for new employees as follows:
	Fortress CCRC Portfolio	$1,300	$—
	Prudential Portfolio	700	—
		$2,000	$—

Although we expect to achieve significant cost savings, such amounts are not reflected in the accompanying unaudited pro forma condensed consolidated financial statements.

(8)	Depreciation and Amortization Expense:
Reflects depreciation and amortization expense on the purchase of the Fortress CCRC Portfolio, Prudential Portfolio and Chambrel Portfolio based on the purchase price allocation as follows:

	Amount	Estimated Life	Year Ended December 31, 2005(b)	Six Months Ended June 30, 2006
Land	$76.1 million	n/a	$—	$—
Building and improvements	$536.2 million	40 years	7,621	—
Furniture, fixtures and equipment	$13.5 million	5 years	1,494	—
Lease intangible(a)	$25.1 million	1 year	13,411	—
			$22,526	$—
Amortization of deferred financing costs			$(221)	$—

(a)	Reflects purchase price allocated to in-place tenant leases at each of the acquired facilities based upon a vacancy component. Purchase price allocated represent the fair value assigned to the in place leases at date of acquisition. We typically do not pay commissions or provide incentive in leasing our units. The individual leases were considered to be at market rate due to the short-term nature (one year or less in duration).

(b)	Depreciation expense adjustment is net of amounts recorded in the combined historical financial statements of the Company.

(F)	Other Insignificant Acquisitions

During 2005 and 2006, we completed the acquisitions of the Omega Portfolio on November 22, 2005 (six facilities with 237 units/beds), Merrill Gardens Portfolio on December 22, 2005 (four facilities with 187 units/beds), two facilities in Orlando, Florida on February 28, 2006 (two facilities with 114 units/beds), Wellington Portfolio on March 28, 2006 (17 facilities with 814 units beds), Liberty Owned Portfolio on March 31, 2006 (7 facilities with 1,077 units/beds), Southern Assisted Living Portfolio on April 7, 2006 (41 facilities with 2,887 units/beds and one management contract), AEW Portfolio on April 28, 2006 (five facilities with 813 units/beds), Southland Portfolio on May 1, 2006 (four facilities with 262 units/beds), AEW—New Jersey Portfolio on June 30, 2006 (two facilities with 193 units/beds), AEW facility on June 30, 2006 (one facility with 84 units/beds), Liberty II Portfolio (10 facilities with 943 unit/beds) and the remaining AEW facility (a skilled nursing facility component of one facility with 120 units/beds) on August 31, 2006.

Year ended December 31, 2005:
Revenue:
Resident fees	$236,146
Total revenues	236,146
Operating expenses:
Facility operating	155,028
General and administrative/management fee	14,047
Facility lease expenses	5,054
Depreciation and amortization(1)	65,188
Total operating expenses	239,317
Operating loss	(3,171)
Interest expense:
Debt	(24,895)
Capitalized lease obligation	(16,754)
Amortization of deferred financing costs	(966)
Loss before taxes	$(45,786)
Six months ended June 30, 2006:
Revenue:
Resident fees	$77,316
Total revenues	77,316
Operating expenses:
Facility operating(1)	52,906
General and administrative/management fee	4,112
Facility lease expenses	2,076
Depreciation and amortization(1)	19,548
Total operating expenses	78,642
Operating loss	(1,326)
Interest expense:
Debt	(8,012)
Capitalized lease obligation	(4,216)
Amortization of deferred financing costs	(271)
Loss before taxes	$(13,825)

(1)    Depreciation and Amortization Expense:

Reflects depreciation and amortization expense on the purchase of the Omega Portfolio, Merrill Gardens Portfolio, two facilities in Orlando, FL, Wellington Portfolio, Liberty Owned Portfolio, Southland Assisted Living Portfolio, AEW Portfolio, Southland Portfolio, AEW – New Jersey Portfolio, AEW Facility, Liberty II Portfolio and the remaining AEW facility based on the purchase price allocation as follows:

	Amount	Estimated Life	Year Ended December 31, 2005	Six Months Ended June 30, 2006
Land	$95.3 million	n/a	$—	$—
Building and improvements	$583.0 million	40 years	23,458	2,730
Furniture, fixtures and equipment	$45.3 million	5 years	9,070	3,467
Operating lease costs	$40.2 million	(b)	5,162	2,613
Lease intangible(a)	$34.9 million	(a)	27,498	10,739
			$65,188	$19,548
Amortization of deferred financing costs			$966	$271

(a)	Reflects purchase price allocated to in-place tenant leases at each of the acquired facilities based upon a vacancy component. Purchase price allocated represent the fair value assigned to the in place leases at date of acquisition. We typically do not pay commissions or provide incentives in leasing our units. The individual leases were considered to be at market rate due to the short-term nature.

(b)	Reflects costs allocated to the facilities we operate under long term operating leases. Fair value was determined based on discounted future cash flows for the initial term of each lease. Costs are amortized over the terms of each lease.

(G)   Other Pro Forma Adjustments — Statements of Operations

Reflects net interest expense in connection with the refinancings of the facilities that closed March 2005 and July 2006, interest rate swaps that closed March 2005, Chambrel financing that closed April 2006, and line of credit that closed February 2006 and was repaid in connection with the public offering:

	Amount	Effective Rate		Year Ended December 31, 2005	Six Months Ended June 30, 2006
Mortgage loans refinancing(1)	$150.0 million	5.58	%(2)	4,050	1,627
Additional interest expense on refinancing and interest rate swap that closed March 2005				(325)	—
Chambrel financing	$12.0 million	6.56%		(787)	(197)
Line of credit				—	2,531
Other				73	—
				$3,011	$3,961
Net amortization of deferred costs related to the above refinancings and the line of credit, net of expenses amortized in the historical financial statements				$334	$1,574
Loss on extinguishment of debt (write-off of unamortized deferred financing costs) related to the above financings				$(172)	$(3,734)

(1)	Reflective of 2005 and 2006 refinancings.

(2)	Reflects interest rate under terms of a swap agreement.

	Year Ended December 31, 2005	Six Months Ended June 30, 2006
Reflects general and administration expense expected to be incurred to operate as a public company including salaries, wages and benefits for additional staff, professional fees and other corporate level activity. Such amounts are based on estimates of staffing levels and services from third parties or quotes from our vendors. We have included a pro forma adjustment as our best estimate of these additional costs	$1,857	$—
Reflects additional stock compensation expense included in general and administrative expense in connection with grants under the Restricted Stock Plan, including grants to the ARC executives which vest over a three to five-year period. Additional compensation expense assuming all grants initially vested at January 1, 2005 and will vest over three to five years, net of estimated forfeitures	$14,679	$2,911
Reflects management fees and termination fees received for terminated management contracts and contracts consolidated pursuant to EITF 04-5 effective January 1, 2006 net of new contracts	$(2,440)	$(860)
Reflects elimination of change in fair value of derivatives for forward interest rate swaps terminated and replaced by new interest rate swaps on March 30, 2005	$(4,080)	$—
The net effect of the acquisitions, and other significant and insignificant acquisitions and other transactions described in the General Information section of these pro forma financials result in additional losses for GAAP purposes. The adjustment reflects a consolidated tax benefit based upon the pro forma loss before taxes ..	$102,693	$40,008
General and Administrative Expense:
The pro forma statements of operations reflect actual general and administrative expense (management fees) and operating expenses under the prior owner. With the exception of the ARC Merger the Company generally did not hire any management or any corporate employees from the prior owner. We hired new employees subsequent to their purchase. Operating expense savings are expected as a result of signed contracts with vendors such as food and insurance. As a result, general and administrative expenses and operating expenses are expected to be reduced significantly under our ownership and management.
Operating expense reductions as a result of signed contracts with vendors such as food and insurance	$5,605	$1,403
General and administrative expense reductions as a result of identified corporate office positions and function to be eliminated or consolidated and signed information technology contracts	14,604	3,651
	$20,209	$5,054

Although we expect to achieve significant cost savings through a reduction in operating and general and administrative costs and reduction in corporate employees, such amounts are not reflected in the accompanying unaudited pro forma condensed consolidated financial statements.

Pro Forma Income (Loss) Per Share

Shares used to calculate unaudited pro forma basic and diluted income (loss) from continuing operations per share include the actual shares outstanding at June 30, 2006, as adjusted for the shares issued in the July 25, 2006 offering, and excludes unvested shares of managements' restricted stock.

Weighted average number of shares of common stock outstanding at June 30, 2006	65,007
Additional shares issued in connection with July 25, 2006 equity offering and sale of shares to Investor and ARC executives	36,022
Weighted average number of shares of common stock outstanding — basic and diluted	101,029

A total of 2,030 shares related to the unvested portion at June 30, 2006 of management's restricted stock plan have been excluded since their inclusion would be antidilutive.

Historical Earnings (Loss) Per Share for 2005

We have excluded earnings (loss) per share data for the year ended December 31, 2005. We believe the calculation is not meaningful to investors due to the different ownership and legal structures (e.g., corporation and limited liability companies) of the various entities prior to the combination transaction on September 30, 2005.